FOR IMMEDIATE RELEASE	Contact: Mike Ogburn (502) 636-4415, office (502)262-0224, cellular mogburn@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS THIRD QUARTER RESULTS

LOUISVILLE, Ky. (Oct. 21, 2003) - Churchill Downs Incorporated ("CDI" or the "Company") (Nasdaq: CHDN) today reported results for the third quarter ended Sept. 30, 2003.

        Net revenues for the third quarter totaled $117.5 million, a decrease of 6.4 percent compared with net revenues of $125.6 million for the same period a year ago. Net earnings for the quarter were $7.9 million, the same as 2002. Diluted earnings per share totaled $0.59, also even with the third quarter of 2002. Results for the first nine months of 2003 are outlined in the accompanying tables.

        Thomas H. Meeker, CDI’s president and chief executive officer, noted that the quarter generated earnings slightly above the range previously estimated by the Company due in part to one-time events at Arlington Park which resulted in a significant increase in Arlington’s EBITDA for the quarter. “We benefited from the anticipated settlement of a claim for prior years’ real estate taxes at Arlington, though this was offset somewhat by a reserve established for a purse overpayment position,” said Meeker. “Lower revenues for the quarter reflected 37 fewer race dates as well as the reduction of the Indiana riverboat subsidy at Hoosier Park and some softness in on-track wagering and import simulcast wagering. These factors were diminished somewhat by sound cost management and a strong performance from our Churchill Downs Simulcast Network.”

        Meeker added, “Because of the appreciable forward shift in 2003 race days at Arlington Park, our fourth quarter will feature far fewer race dates overall making comparisons to the same quarter in 2002 dissimilar. In addition, we will be challenged to improve our on-track performance this quarter, especially at Churchill Downs, where the clubhouse facility is closed during renovations until 2005. Still, we expect to generate results in the fourth quarter that will enable us to meet or slightly exceed our full-year estimate of approximately $1.80 per diluted share.

        “Looking ahead to 2004,” Meeker continued, “we face two meaningful hurdles to achieving earnings growth. First, due to a recent ruling of the Indiana Horse Racing Commission, the 2004 riverboat subsidy at Hoosier Park will remain at the same reduced level as 2003. Second, the ongoing renovations at Churchill Downs will impair our ability to achieve comparable attendance and wagering results during the Kentucky Derby and Kentucky Oaks. To mitigate this situation, we will construct temporary venues to help offset the 5,000 seats lost during renovations, at an estimated cost of $1 million.”

        Meeker concluded, “We expect to meet these and other challenges in 2004 by continuing to focus on operational efficiencies, delivering the highest quality racing product and creating a level of customer service that is fundamental to our long-term success.”

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        A conference call regarding this release is scheduled for Wednesday, Oct. 22, 2003, beginning at 9 a.m. (EDT). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com/investor_relations or www.fulldisclosure.com or by calling (913) 981-5509 at least 10 minutes before the appointed time. The online replay will be available at approximately noon (EDT) and continue for two weeks. A six-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 569582 when prompted for the access code. A copy of the Company’s press release announcing earnings and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com/investor_relations.

        In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”). CDI uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP.

        Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. The Company’s racetracks in California, Florida, Illinois, Indiana and Kentucky host 115 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships – more than any other North American racing company. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

        This news release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic

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environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional racetrack near our Indiana operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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CHURCHILL DOWNS INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS for the nine and three months ended September 30, 2003 and 2002 (Unaudited) (In thousands, except per share data)
	Nine Months Ended September 30,		Three Months Ended September 30,
	2003	2002	2003	2002
Net revenues	$ 331,810	$ 329,186	$ 117,525	$ 125,587
Operating expenses	262,338	263,994	95,371	101,564

Gross profit	69,472	65,192	22,154	24,023

Selling, general and administrative expenses	25,429	25,580	8,556	8,312

Operating income	44,043	39,612	13,598	15,711

Other income (expense):
Interest income	1,196	254	1,061	80
Interest expense	(4,716)	(6,946)	(1,410)	(1,979)
Miscellaneous, net	575	(1,177)	22	(586)

	(2,945)	(7,869)	(327)	(2,485)

Earnings before provision for income taxes	41,098	31,743	13,271	13,226

Provision for income taxes	(16,686)	(12,761)	(5,388)	(5,317)

Net earnings	$ 24,412	$ 18,982	$ 7,883	$ 7,909

Net earnings per common share data:
Basic	$1.85	$1.45	$0.60	$0.60
Diluted	$1.82	$1.42	$0.59	$0.59

Weighted average shares outstanding:
Basic	13,175	13,115	13,192	13,126
Diluted	13,377	13,342	13,396	13,351

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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CHURCHILL DOWNS INCORPORATED SUPPLEMENTAL INFORMATION BY OPERATING UNIT for the nine and three months ended September 30, 2003 and 2002 (Unaudited) (In thousands)
	Nine Months Ended September 30,		Three Months Ended September 30,
	2003	2002	2003	2002
Net revenues from external customers:
Kentucky Operations	$ 71,651	$ 70,886	$ 13,799	$ 14,879
Hollywood Park	56,060	58,769	14,295	16,552
Arlington Park	67,917	61,467	33,870	35,050
Calder Race Course	42,721	43,407	22,733	23,734
Hoosier Park	31,170	41,176	10,719	14,547
CDSN	58,742	50,373	20,754	19,631

Total racing operations	328,261	326,078	116,170	124,393
Other investments	2,548	2,251	1,295	1,147
Corporate revenues	1,001	857	60	47

	$ 331,810	$ 329,186	$ 117,525	$ 125,587

Intercompany net revenues:
Kentucky Operations	$ 20,517	$ 16,860	$ 4,288	$ 3,516
Hollywood Park	8,951	8,392	2,045	2,122
Arlington Park	8,667	7,209	5,935	5,992
Calder Race Course	7,801	7,285	4,216	4,133
Hoosier Park	89	111	52	77

Total racing operations	46,025	39,857	16,536	15,840
Other investments	1,468	1,571	569	695
Corporate expenses	765	1,103	213	302
Eliminations	(48,258)	(42,531)	(17,318)	(16,837)

	$ -	$ -	$ -	$ -

EBITDA:
Kentucky Operations	$ 20,642	$ 17,754	$ (2,628)	$ (1,946)
Hollywood Park	7,513	8,577	174	1,771
Arlington Park	11,433	6,552	10,475	9,040
Calder Race Course	7,584	7,137	6,122	6,318
Hoosier Park	1,872	5,854	653	1,976
CDSN	14,423	12,036	5,060	4,531

Total racing operations	63,467	57,910	19,856	21,690
Other investments	1,076	(300)	610	52
Corporate expenses	(4,610)	(4,500)	(1,702)	(1,665)
Eliminations	-	(62)	-	-

	$ 59,933	$ 53,048	$ 18,764	$ 20,077

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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CHURCHILL DOWNS INCORPORATED SUPPLEMENTAL INFORMATION for the nine and three months ended September 30, 2003 and 2002 (Unaudited) (In thousands)
The following table is a reconciliation of our non-GAAP financial measure of EBITDA to the accompanying financial statements:
	Nine Months Ended September 30,		Three Months Ended September 30,
	2003	2002	2003	2002
Total EBITDA	$ 59,933	$ 53,048	$ 18,764	$ 20,077
Depreciation and amortization	(15,315)	(14,613)	(5,144)	(4,952)
Interest income (expense), net	(3,520)	(6,692)	(349)	(1,899)
Provision for income taxes	(16,686)	(12,761)	(5,388)	(5,317)

Net earnings	$ 24,412	$ 18,982	$ 7,883	$ 7,909

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CHURCHILL DOWNS INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
ASSETS	September 30, 2003 (unaudited)	December 31, 2002	September 30, 2002 (unaudited)
Current assets:
Cash and cash equivalents	$ 17,524	$ 14,662	$ 15,575
Restricted cash	2,883	3,247	3,755
Accounts receivable, net	36,134	34,435	25,153
Deferred income taxes	2,584	2,159	1,734
Other current assets	7,397	5,988	6,107

Total current assets	66,522	60,491	52,324

Other assets	14,761	10,606	11,456
Plant and equipment, net	349,341	338,381	341,127
Goodwill, net	52,239	52,239	52,239
Other intangible assets, net	7,222	7,495	7,587

	$ 490,085	$ 469,212	$ 464,733

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 34,131	$ 31,189	$ 34,595
Accrued expenses	31,710	31,782	34,535
Dividends payable	-	6,578	-
Income taxes payable	12,650	727	465
Deferred revenue	9,738	14,876	3,149
Long-term debt, current portion	515	508	471

Total current liabilities	88,744	85,660	73,215

Long-term debt, due after one year	114,438	122,840	123,922
Other liabilities	13,803	12,603	13,748
Deferred income taxes	13,099	13,112	15,115

Total liabilities	230,084	234,215	226,000

Commitments and contingencies	-	-	-
Shareholders' equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	-	-	-
Common stock, no par value; 50,000 shares authorized; issued: 13,199 shares September 30, 2003, 13,157 shares December 31, 2002, and 13,135 shares September 30, 2002	127,193	126,043	125,574
Retained earnings	133,653	109,241	113,832
Accumulated other comprehensive loss	(845)	(222)	(608)
Note receivable for common stock	-	(65)	(65)

	260,001	234,997	238,733

	$ 490,085	$ 469,212	$ 464,733

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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